Exhibit 99.1

Silexion Therapeutics Announces 1-for-9 Reverse Share Split

Trading on split-adjusted basis will begin at market open on November 29, 2024. This adjustment is expected to help Silexion comply with NASDAQ requirements, enhance its market position, and support its strategic growth initiatives

GRAND CAYMAN, Cayman Islands, November 22, 2024 – Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotech developing RNA interference (RNAi) therapies for KRAS-driven cancers, today announced a 1-for-9 reverse share split of its ordinary shares. The reverse share split will become effective after market close on November 27, 2024, and the Company’s ordinary shares will begin trading on a split-adjusted basis on the Nasdaq Global Market at market open on November 29, 2024, under the existing ticker symbol “SLXN.” A new CUSIP number will be assigned to the post-reverse split shares.

As a result of the reverse share split, every nine ordinary shares of Silexion issued and outstanding will be automatically combined into one share. The par value of the ordinary shares will be proportionately increased, from $0.0001 per share to $0.0009 per share, and no fractional shares will be issued. Shareholders entitled to fractional shares will each receive a rounded-up whole share.

“Our decision to initiate a reverse share split aligns with Silexion’s commitment to maintaining our Nasdaq listing and ensuring a robust foundation for future growth,” said Ilan Hadar, Chairman and CEO of Silexion. “Given our recently reported milestones and strong pipeline, I am confident that we are well-positioned to advance our clinical programs and deliver value to our shareholders and to patients in the future. We believe this reverse split will help address the common short-term volatility in our share price that we experienced following our business combination and position us for long-term growth.”

Shareholders holding shares in book-entry form do not need to take any action in respect of the reverse share split, as their shares will be adjusted automatically. Those holding shares through a broker or nominee will also not need to take any action, as the number of shares held by them will be adjusted automatically, as reflected in their brokerage account. For further details, those shareholders should contact their broker.

The reverse share split is intended, among other things, to enable the Company to regain and maintain compliance with Nasdaq’s minimum bid price requirement, as outlined in Nasdaq Listing Rule 5450(a)(1). This adjustment is expected to help Silexion align with Nasdaq standards, enhance its market position, and support its strategic growth initiatives (including by enabling the Company to conduct equity financings).

About Silexion Therapeutics:

Silexion Therapeutics (NASDAQ: SLXN) is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The company's first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL-204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s share price, business strategy, research and development plans, anticipated milestones, expected clinical and preclinical advancements, the potential benefits of the reverse share split, and management’s objectives for future operations, are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements include, without limitation, Silexion’s expectations regarding the progression of its clinical and preclinical programs, anticipated benefits of the reverse share split, financing prospects, future market conditions, expected regulatory filings, and other potential developments related to its research pipeline and business strategy. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in such statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s ability to realize the anticipated benefits of being a public company, which may be impacted by competition, operational challenges, the retention of key personnel, and the costs associated with public listing; (ii) risks related to Silexion’s ability to advance its lead programs, including LODER™ and SIL-204, through clinical development successfully and in a timely manner; (iii) the potential impact of the reverse share split on the Company’s share price and its ability to maintain compliance with Nasdaq listing requirements; (iv) the potential impact of the reverse share split on Silexion’s ability to successfully raise capital in the near future; (v) changes in regulatory requirements or the potential for regulatory delays; (vi) Silexion’s ability to maintain and expand its intellectual property portfolio; (vii) the availability and terms of additional capital needed to fund ongoing research and development activities and operational expenses; (viii) the evolving market for RNA interference (RNAi) therapies and the competitive landscape in oncology; (ix) the possibility that Silexion may not achieve anticipated milestones within expected timelines, including initiation of Phase 2/3 clinical trials for SIL-204; (x) risks associated with reliance on third-party manufacturers and collaborators for development and commercialization efforts; and (xi) other risks and uncertainties as detailed in the documents filed or to be filed with the SEC by Silexion, including the definitive proxy statement on Schedule 14A filed on October 22, 2024, the proxy supplement  filed under cover of Schedule 14A on November 13, 2024, and the Form S-1 registration statement filed on October 31, 2024. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

CONTACT:

Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

ARX | Capital Markets Advisors
North American Equities Desk
silexion@arxadvisory.com